                                                                      Exhibit 2




                             ACQUISITION AGREEMENT

                                     AMONG

                       THE REYNOLDS AND REYNOLDS COMPANY,

                      ULTIMATE PROSPECTING SERVICES, INC.

                                      AND

                                 JOHN M. MILLER




                           dated as of March 29, 1995

                                                         TABLE OF CONTENTS
                                                         -----------------


1. PURCHASE AND SALE OF ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
   ---------------------------
  1.1  Personal Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
       -----------------
  1.2  Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
       ---------
  1.3  Books and Records, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
       ----------------------
  1.4  Licenses and Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
       --------------------
  1.5  Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
       -----------
  1.6  Intellectual Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
       ----------------------
  1.7  Other Assets.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
       -------------

2. EXCLUDED ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
   ---------------

3. ASSUMED LIABILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
   -------------------
  3.1  Executory Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
       ---------------------
  3.2  Balance Sheet Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
       -------------------------
  3.3  Certain Transaction Expenses.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
       ----------------------------
  3.4  Accrued Vacation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
       ----------------

4. EXCLUDED LIABILITIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
   --------------------
  4.1  Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
       -----------------------
  4.2  Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
       --------
  4.3  Product Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
       -------------------
  4.4  Affiliate Payables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
       ------------------
  4.5  Tax Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
       ---------------
  4.6  Employee-related Liabilities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
       ----------------------------
  4.7  Transaction Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
       --------------------
  4.8  Excluded Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
       ---------------
  4.9  Other Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
       -----------------

5. CONSIDERATION AND DELIVERY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
   --------------------------
  5.1  Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
       -------------
  5.2  Delivery of Purchaser's Shares to Seller.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
       ----------------------------------------
  5.3  Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
       ----------
  5.4  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
       -----

6. PURCHASER'S SHARES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
   ------------------
  6.1  Issuance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
       --------
  6.2 Exemptions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
      ----------
  6.3  Securities Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
       ------------------
  6.4  Cooperation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
       -----------

7. INDIVIDUAL REPRESENTATIONS AND WARRANTIES OF MAJORITY SHAREHOLDER  . . . . . . . . . . . . . . . . . . .    7
   -----------------------------------------------------------------
  7.1  Power and Capacity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
       ------------------
  7.2  No Conflict with Other Agreements or Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
       -----------------------------------------

8. REPRESENTATIONS AND WARRANTIES OF SELLER AND MAJORITY SHAREHOLDER  . . . . . . . . . . . . . . . . . . .    7
   -----------------------------------------------------------------
  8.1  Corporate Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
       ----------------
  8.2  No Conflict With Other Agreements or Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
       -----------------------------------------
  8.3  Organization and Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
       ------------------------------





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
  8.4  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
       ------------
  8.5  Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
       --------------------
  8.6  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
       -----
  8.7  Receivable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
       ----------
  8.8  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
       ---------
  8.9  Absence of Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
       ------------------
  8.10 Personal Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
       -----------------
  8.11 Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
       -------------
  8.12 Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
       ----------
  8.13 Litigation; Compliance with Laws, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
       -------------------------------------
  8.14 Labor Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
       ---------------
  8.15 Intentionally Omitted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
       ---------------------
  8.16 Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
       ---------
  8.17 Title to Properties; Encumbrances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
       ---------------------------------
  8.18 Intellectual Property Intangibles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
       ---------------------------------
  8.19 Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
       ----------------------
  8.20 Intentionally Omitted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
       ---------------------
  8.21 Customers and Suppliers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
       -----------------------
  8.22 Intentionally Omitted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
       ---------------------
  8.23 Bank Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
       -------------
  8.24 Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
       -----------------
  8.25 Intentionally Omitted. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
       ---------------------
  8.26 Investment Intent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
       -----------------
  8.27 Disclosure.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
       ----------

9. REPRESENTATIONS AND WARRANTIES OF PURCHASER  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
   -------------------------------------------
  9.1  Corporate Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
       ----------------
  9.2  No Conflict With Other Agreements or Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
       -----------------------------------------
  9.3  Organization and Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
       ------------------------------
  9.4  Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
       -----------
  9.5  Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
       ----------

10.  COVENANTS OF SELLER AND MAJORITY SHAREHOLDERS.   . . . . . . . . . . . . . . . . . . . . . . . . .   21
     ----------------------------------------------
  10.1 Conduct of Business Prior to Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
       ------------------------------------
  10.2 Intentionally Omitted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
       ---------------------
  10.3 Other Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
       ------------------
  10.4 Consents, Waivers and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
       -------------------------------
  10.5 Supplemental Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
       -----------------------
  10.6 Additional Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
       ------------------
  10.7 Conditions Precedent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
       --------------------
  10.8 Purchaser's Due Diligence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
       -------------------------

11.  CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER   . . . . . . . . . . . . . . . . . . . . . . . .   23
     ------------------------------------------------
  11.1 Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
       ---------------
  11.2 Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
       ---------
  11.3 No Injunction, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
       ------------------
  11.4 Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
       ------------------
  11.5 Incumbency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
       ----------
  11.6 Consents, Waivers and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
       -------------------------------
  11.7 Absence of Material Adverse Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
       -----------------------------------
  11.8 Certified Resolutions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
       ---------------------
  11.9 Pay-off Letters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
       ---------------
  11.10 Title Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
        ----------------


  11.11 Basic Corporate Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
        -------------------------
  11.12 Lessor Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
        ----------------
  11.13 Transaction Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
        --------------------
  11.14 Employment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
        -----------
  11.15 Intentionally Omitted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
        ---------------------
  11.16 Intentionally Omitted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
        ---------------------
  11.17 Intellectual Property Intangibles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
        ---------------------------------
  11.18 Instruments of Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
        -----------------------
  11.19 Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
        ------------
  11.20 Certain Employee Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
        --------------------------
  11.21 Agreement with Peter Simonson . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
        -----------------------------
  11.22 Subscription Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
        -----------------------

12.  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER AND MAJORITY SHAREHOLDER   . . . . . . . . . . . . . . . . . . .   26
     ----------------------------------------------------------------------
  12.1 Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
       ---------------
  12.2 Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
       ---------
  12.3 Certified Resolutions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
       ---------------------
  12.4 Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
       ------------------
  12.5 No Injunction, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
       ------------------
  12.6 Consents, Waivers and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
       -------------------------------
  12.7 Incumbency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
       ----------
  12.8 Intentionally Omitted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
       ---------------------
  12.9 Employment Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
       --------------------

13.  MUTUAL COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
     ----------------
  13.1 Pre-closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
       -----------
  13.2 Tax Reporting. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
       -------------
  13.3 Name.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
       ----

14.  CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
     -------
  14.1 Time and Place . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
       --------------
  14.2 Transactions at the Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
       ---------------------------
  14.3 Default at Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
       ------------------

15.  EMPLOYEES OF SELLER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
     -------------------

16.  SURVIVAL OF REPRESENTATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
     ---------------------------

17.  TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
     -----------

18.  CERTAIN EMPLOYEE SETTLEMENTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
     ----------------------------

19.  INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
     ---------------
  19.1 Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
       ------
  19.2 Indemnification by Seller and Majority Shareholder . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
       --------------------------------------------------
  19.3 Indemnification by Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
       ----------------------------
  19.4 Procedures for Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
       ------------------------------
  19.5 Defense of Third Party Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
       -----------------------------
  19.6 Limitations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
       -----------


 20.  TRANSACTION EXPENSES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . .  34
     --------------------
  20.1 Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   34
       -------
  20.2 Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   34
       --------

21.  MISCELLANEOUS.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   34
     -------------
  21.1  Accounting Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   34
        ------------------
  21.2  Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   35
        ------
  21.3  Assignment; Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   36
        --------------------------
  21.4  Headings; Exhibits and Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   36
        --------------------------------
  21.5  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   36
        ------------
  21.6  Integration of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   36
        ------------------------
  21.7  Time of Essence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   36
        ---------------
  21.8  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   36
        -------------
  21.9  Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   36
        ----------
  21.10 Partial Illegality or Unenforceability  . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   36
        --------------------------------------
  21.11 Right to Proceed  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   37
        ----------------
  21.12 Effect of Investigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   37
        -----------------------
  21.13 Arbitration.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   37
        -----------
  21.14 "Knowledge."  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   38
        ------------
  21.15 "Person." . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   38
        ---------
  21.16 "Best Efforts." . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   38
        ---------------
  21.17 "Including."  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   38
        ------------
  21.18 Singular or Plural  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   38
        ------------------

22.  SELLER'S OBLIGATIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   38
     --------------------

23.  COVENANT NOT TO COMPETE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   39
     -----------------------
  23.1 Covenant Not to Compete  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   39
       -----------------------
  23.2 Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   39
       -----------
  23.3 Equitable Relief.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   39
       ----------------
  23.4 Severability.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . .   40
       ------------


                                LIST OF EXHIBITS
                                ----------------

  1.2     Contracts
  3.2(a)  Acquired Balance Sheet
  3.2(b)  Excluded Balance Sheet Liabilities
  8.2     Certain Exceptions
  8.3     Certain Investments; Articles and Bylaws
  8.4     Subsidiaries
  8.5(a)  Financial Statements
  8.5(b)  Liabilities
  8.5(c)  Defaults
  8.6     Taxes
  8.7     Receivables
  8.8     Insurance
  8.9     Changes
  8.10(a) Owned Personal Property
  8.10(b) Leased Personal Property
  8.10(c) Defects
  8.11    Leased Real Property
  8.12    Affiliates
  8.13    Litigation
  8.14    Labor Relations
  8.16    Contracts
  8.17    Title to Properties; Encumbrances
  8.18    Intellectual Property Intangibles
  8.19    Employee Benefit Plans
  8.21    Customers and Suppliers
  8.23    Bank Accounts
 10.4     Permitted Encumbrances
 11.4     Opinion of Counsel for Seller and Majority Shareholder
 11.13    Transaction Expense Confirmations
 11.14    Employment and Non-competition Agreement
 12.4     Opinion of Counsel for Purchaser


                             ACQUISITION AGREEMENT
                             ---------------------

  THE REYNOLDS AND REYNOLDS COMPANY ("PURCHASER"), ULTIMATE PROSPECTING SERVICES, INC. ("SELLER") and JOHN M. MILLER ("MAJORITY SHAREHOLDER") agree as follows:


                                   RECITALS:
                                   ---------
  Seller provides a prospect monitoring and follow-up service to automobile dealers (the "BUSINESS").

  Majority Shareholder is the owner of approximately eighty-three percent (83%) of the issued and outstanding capital stock of Seller.

  The parties intend that this agreement (the "AGREEMENT") constitute a plan of reorganization and that the transfer by Seller of substantially all of its assets and certain of its liabilities qualify for Federal income tax purposes as a "reorganization" within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "CODE").

1. PURCHASE AND SALE OF ASSETS. Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase and Seller agrees to sell effective as of the Effective Time, all of the rights and assets of Seller used in or useful to the Business, wherever located, excluding the Excluded Assets (as defined in Section 2), but including without limitation, the following, as the same may change in the ordinary course through the Effective Time:

  1.1 PERSONAL PROPERTY. All furniture, fixtures, machinery, equipment (including without limitation computer, telephone and office equipment), leasehold improvements and other personal property (including without limitation inventory and fixed assets), and all related warranties (collectively, the "PERSONAL PROPERTY").

  1.2 CONTRACTS. Those contracts, agreements, leases, licenses, purchase orders, sale orders or commitments, which are identified on Exhibit 1.2 hereto (individually, a "CONTRACT" and collectively, the "CONTRACTS").

  1.3 BOOKS AND RECORDS, ETC. All books, records, accounts, customer lists, files, catalogues, sales materials, employment records and related materials, but excluding all of Seller's corporate minute books, stock records and other documents which are not reasonably of use to Purchaser in the conduct of the Business (collectively, the "BOOKS AND RECORDS").

  1.4 LICENSES AND PERMITS. To the extent permitted under applicable law or regulation, all licenses, permits, certificates and governmental authorizations of Seller.

  1.5 RECEIVABLES. All accounts, notes or other receivables (collectively, the "RECEIVABLES").

  1.6 INTELLECTUAL PROPERTY. All Intellectual Property Intangibles (as defined in Section 8.18) including, without limitation, the "Ultimate Prospecting Services" name, and all goodwill associated with the Intellectual Property Intangibles.

  1.7 OTHER ASSETS. All other assets used in or useful to the Business, wherever located, tangible or intangible, including cash, cash equivalents and securities, prepaid expenses, deposits, causes of action and claims and demands.

  The assets described in this Section 1 are collectively referred to in this Agreement as the "ACQUIRED ASSETS."

2. EXCLUDED ASSETS. Purchaser shall not acquire any right or interest of Seller in the following assets:

  2.1 CERTAIN BALANCE SHEET ASSETS. Those assets identified on the Acquired Balance Sheet (as defined in Section 3.2) as "Reorganization Costs" and "Utility Deposits."

  2.2 INSURANCE AND RELATED DEPOSITS. All contracts, agreements or commitments relating to insurance and all rights to refunds or deposits related to such insurance.

  2.3 CERTAIN BOOKS AND RECORDS. Seller's corporate minute books, records and other documents which are not reasonably of use to Purchaser in the conduct of the Business.

  2.4 CONTRACTS. All contracts, agreements, leases, licenses, purchase orders, sales orders or commitments not defined in or identified on Exhibit 1.2.

The items described in this Section 2 are collectively referred to in this Agreement as the "EXCLUDED ASSETS." If, after the Effective Time, Purchaser receives any Excluded Asset, Purchaser shall promptly deliver the same to Seller. If, after the Effective Time, Seller or Majority Shareholder receives any Acquired Asset, Seller or Majority Shareholder, as applicable, shall promptly deliver the same to Purchaser.

3. ASSUMED LIABILITIES. As of the Effective Time, Purchaser shall assume responsibility for the performance and satisfaction of:

  3.1 EXECUTORY OBLIGATIONS. The executory obligations of Seller under the Contracts, excluding any obligations or liabilities arising from any breach or default thereunder by Seller.

  3.2 BALANCE SHEET LIABILITIES. The liabilities of Seller identified in restated unaudited balance sheet for Seller as of December 31, 1994 (the "ACQUIRED BALANCE SHEET"), a copy of which is attached hereto as Exhibit 3.2(a), subject to changes in the amount of such liabilities in the ordinary course or as otherwise authorized by Purchaser from December 31, 1994 to the Effective Time, but excluding those liabilities which are identified in Exhibit 3.2(b).

  3.3 CERTAIN TRANSACTION EXPENSES. Purchaser shall assume Seller's liability for professional expenses in connection with the negotiation and execution of this Agreement and solely and directly related to the transfer of the Acqiured Assets incurred by Seller (as opposed to such expenses incurred by Majority Shareholder or any employees of Seller), exclusive of any brokers' or agents' fees or expenses which shall be retained by Seller, up to $75,000 (the "TRANSACTION EXPENSES").

  3.4 ACCRUED VACATION. Purchaser shall assume Seller's accrued vacation liabilities.

The foregoing items described in this Section 3 are collectively referred to as the "ASSUMED LIABILITIES".

4. EXCLUDED LIABILITIES. Except as set forth in Section 3 of this Agreement or as otherwise provided for in Section 24 of this Agreement, Purchaser shall not assume or become liable for any liabilities of Seller of any kind or character including without limitation the following:

  4.1 UNDISCLOSED LIABILITIES. Except for the executory obligations described in Sections 3.1, the expenses described in Section 3.3 and the liability described in Section 3.4, any liabilities or obligations of Seller not reflected in the Acquired Balance Sheet (as the same may change in the ordinary course of business through the Effective Time), whether known or unknown, absolute, contingent or otherwise.

  4.2 DEFAULTS. Any obligation or liability arising from or relating to any breach or default by Seller under any Contract.

  4.3 PRODUCT LIABILITIES. Any liability or obligation arising out of or related to any product produced by or service rendered by Seller prior to the Effective Time (including without limitation claims for breach of warranty).

  4.4 AFFILIATE PAYABLES. Any liabilities of Seller for certain payables required to be disclosed on Exhibit 8.12 pursuant to Section 8.12(b).

  4.5 TAX LIABILITIES. Any liabilities or obligations arising out of or related to Taxes (as defined in Section 8.6) other than those liabilities assumed by Purchaser pursuant to Sections 3.2 and 5.4.

  4.6 EMPLOYEE-RELATED LIABILITIES. Except for those liabilities assumed by Purchaser pursuant to Section 3.2, any liabilities or obligations arising out of or related to employees or former employees of Seller, including without limitation liabilities or obligations for unpaid wages, salaries, benefits, vacation pay, sick pay, or holiday pay, withholding, unemployment or workers compensation taxes or benefits, and contributions or premiums payable to, under or with respect to any employee benefit plan or arrangement or obligations under any self-funded employee benefit plan or arrangement.

  4.7 TRANSACTION EXPENSES. Except for those liabilities assumed by Purchaser pursuant to Section 3.3, any expenses incurred by Seller or Majority Shareholder in connection with the authorization, preparation, negotiation and consummation of this Agreement, including without limitation, fees and expenses of counsel, brokers and accountants.

  4.8 EXCLUDED ASSETS. Any liabilities or obligations arising out of or associated with the Excluded Assets, unless and to the extent assumed by Purchaser pursuant to Section 3.2.

  4.9  OTHER LIABILITIES.  Those liabilities identified in Exhibit 8.13.

  The items described in this Section 4 are collectively referred to as the "EXCLUDED LIABILITIES."

5. CONSIDERATION AND DELIVERY.

  5.1 CONSIDERATION. The consideration for the Acquired Assets, in addition to the assumption of the Assumed Liabilities by Purchaser, and subject to adjustment pursuant to Section 5.3, shall be the number of Purchaser's class A common shares determined by dividing (a) $1,500,000 (the "BASE VALUE"), by (b) the Base Price (as defined in this Section), rounded up to the next whole number (collectively, the "PURCHASER'S SHARES"). "BASE PRICE" means the average closing price for Purchaser's class A common shares on the New York Stock Exchange for the thirty (30) trading days ending on March 24, 1995. immediately preceding the fifth (5th) trading day prior to the Effective Time.

  5.2 DELIVERY OF PURCHASER'S SHARES TO SELLER. At the Closing, Purchaser shall deliver to Seller certificates for the Purchaser's Shares.

  5.3 ADJUSTMENT. The Purchaser's Shares issuable under Section 5.1 shall be adjusted as follows:

   (a) Purchaser shall deliver to Seller and Majority Shareholder, not later than sixty (60) days after the Effective Time, a balance sheet (the "CLOSING BALANCE SHEET") for the Acquired Assets and Assumed Liabilities as of the Effective Time. The Closing Balance Sheet shall be prepared in accordance with generally accepted accounting principles ("GAAP") and otherwise consistent with the Acquired Balance Sheet (e.g., accrued vacation shall be an off-balance sheet item). The Closing Balance Sheet shall be accompanied by Purchaser's determination of the amount of the adjustment, if any, to the Purchaser's Shares required by Section 5.3(b). Seller and Majority Shareholder shall have thirty (30) days from receipt of the Closing Balance Sheet and adjustment determination to object to either by written notice to Purchaser. If Purchaser does not receive notice of an objection within such time, the Closing Balance Sheet and adjustment determination prepared by Purchaser shall be final and binding on the parties. If Seller and Majority Shareholder timely notify Purchaser of an objection, the parties shall have ten (10) days from the date of Seller's notice to resolve the objection. If the parties do not resolve the objection within such time, the certified public accounting firm of Arthur Andersen & Co. (the "INDEPENDENT AUDITORS"), shall resolve the objection within thirty (30) days after expiration of such 10-day period and such resolution shall be final and binding on the parties. The fees and expenses of the Independent Auditors shall be borne by Seller and Purchaser in proportion the respective differences between their positions submitted to the Independent Auditors and the final determination of the Independent Auditors.

   (b) The Base Value shall be reduced dollar-for-dollar by the amount the Acquired Net Book Value on the Closing Balance Sheet is less than $189,800. "ACQUIRED NET BOOK VALUE" shall mean the difference of the Acquired Assets less the Assumed Liabilities as shown on the Closing Balance Sheet. There shall be no adjustment to the Base Value if the Acquired Net Book Value is greater than $189,800. The adjustment to the number of Purchaser's Shares issuable pursuant to Section 5.1 shall be determined by dividing (i) the difference of (A) the Acquired Net Book Value, less (B) $189,800, by (ii) the Base Price, and rounding down to the next whole number.

   (c) Within ten (10) days after final determination (whether by Seller's and Majority Shareholder's failure to object, agreement of the parties or determination by the Independent Auditors), Seller shall pay the adjustment by either (i) wire transfer of cash in the amount of the adjustment multiplied by the Base Price or (ii) deliver of certificate(s) for Purchaser's Shares (together with stock powers sufficient to transfer the required number of Purchaser's Shares) in the amount of the adjustment (if the certificates so surrendered represent more than the amount of the adjustment, Purchaser shall cause its transfer agent to promptly return to Seller certificates representing the balance of the Purchaser's Shares represented by such certificates.) The parties acknowledge that an adjustment pursuant to this Section 5.3 shall be treated as an adjustment to the purchase price for the Acquired Assets for all purposes.

  5.4 TAXES. Seller shall pay all income taxes arising out of the sale of the Acquired Assets. Purchaser shall pay all sales, bulk sales or transfer taxes, recording fees and similar fees or charges arising out of the sale of the Acquired Assets. Seller shall timely file all Returns (as defined in Section 8.6) for Taxes described in this Section 5.4 (provided that Purchaser shall have a reasonable opportunity to review and comment upon Returns for Taxes payable by Purchaser prior to the respective due dates).

6. PURCHASER'S SHARES.

  6.1 ISSUANCE. The Purchaser's Shares may be newly issued or treasury shares, at Purchaser's election, provided that Purchaser will comply with the following provisions of this Section 6. In any event, all of the Purchaser's Shares so issued will be duly and validly authorized and issued, fully paid and nonassessable and, not later than 60 days after the Effective Time, covered by an effective listing application with the New York Stock Exchange.

  6.2 EXEMPTIONS. Seller acknowledges that the parties intend that the issuance of Purchaser's Shares pursuant to Section 5.1 and the distribution of the Purchaser's Shares to Seller's shareholders upon the required dissolution of Seller pursuant to Section 10.9 shall qualify as exempt transactions under
(a) Section 4(2) of the Securities Act of 1933, as amended, and (b) applicable state securities laws (collectively, the "EXEMPTIONS"). All certificates for the Purchaser's Shares shall bear the legends restricting the sale, transfer or disposition of the Purchaser's Shares necessary to assure compliance with the Exemptions. Such restrictions shall be removed as soon as the listing application and registration statement contemplated by this Section 6 become effective.

  6.3  SECURITIES FILINGS.  Purchaser shall, at its expense, and within sixty
(60) days following the Effective Time, prepare and file with the Securities and Exchange Commission a registration statement and any amendments (including post-effective amendments thereto or supplements to any prospectus contained therein), relating to the resale of the Purchaser's Shares and will use its best efforts to cause such registration statement and prospectus to become and remain effective for a period of not less than three (3) years from the Effective Time.

  6.4 COOPERATION. Seller will cooperate (and will cause its shareholders to cooperate) with Purchaser and provide such information in connection with any registration statement, report of sale or other document reasonably required by Purchaser in the performance of its obligations under Section 5.1 and this Section 6.

7. INDIVIDUAL REPRESENTATIONS AND WARRANTIES OF MAJORITY SHAREHOLDER. Majority Shareholder represents and warrants to Purchaser as follows:

  7.1 POWER AND CAPACITY. Majority Shareholder has the power and authority to execute and consummate this Agreement. This Agreement and each other agreement contemplated hereby which is executed by Majority Shareholder constitute the valid and legally binding obligations of Majority Shareholder, enforceable in accordance with their terms, except that enforceability may be limited by applicable equitable principles or bankruptcy, insolvency, or similar laws affecting the enforcement of creditors rights generally.

  7.2 NO CONFLICT WITH OTHER AGREEMENTS OR LAWS. The execution and consummation by Majority Shareholder of this Agreement and each other agreement contemplated hereby which is executed by Majority Shareholder will not (a) violate the terms of any agreement, instrument, judgment or decree to which Majority Shareholder is a party or by which Majority Shareholder or any of Majority Shareholder's properties is bound, (b) be in conflict with, or result in a breach of or constitute (with giving of notice or lapse of time or both) a default under any such agreement, instrument, judgment or decree, or (c) violate any applicable federal, state, local or foreign law, regulation or order.

8. REPRESENTATIONS AND WARRANTIES OF SELLER AND MAJORITY SHAREHOLDERS. Seller and Majority Shareholder jointly and severally represent and warrant to Purchaser as follows:

  8.1 CORPORATE ACTION. Seller has taken all action required by its Articles of Incorporation and Bylaws or otherwise to authorize the execution and consummation of this Agreement and the other agreements, documents or instruments to be executed by Seller pursuant to this Agreement (collectively, the "SELLER AGREEMENTS"). The Seller Agreements will constitute the valid and legally binding obligations of Seller, enforceable in accordance with their terms, except that enforceability may be limited by applicable equitable principles or bankruptcy, insolvency, or similar laws affecting the enforcement of creditors rights generally.

  8.2  NO CONFLICT WITH OTHER AGREEMENTS OR LAWS.  Except as set forth on
Exhibit 8.2, the execution and consummation by Seller of the Seller Agreements will not (a) violate the terms of Seller's Articles of Incorporation or Bylaws or any instrument, agreement, judgment or decree to which Seller is a party, or by which Seller or any of its properties is bound, (b) conflict with, result in a breach of or constitute (with giving of notice or lapse of time or both) a default under any such instrument, agreement, judgment or decree, (c) result in the creation or imposition of any lien upon Seller or its properties or assets, or (d) violate any applicable federal, state, local or foreign law, regulation or order if the result of such violation, conflict, breach, default or lien would have a material adverse effect on Seller or the Business.

  8.3 ORGANIZATION AND QUALIFICATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. Seller has full power and authority to carry on its business as it is now being conducted, to own and lease the properties and assets which it now owns or leases and to consummate the Seller Agreements. Except for marketable securities and instruments issued by financial institutions, Seller does not own any securities of or investment or interest in any other entity or person other than as described in Exhibit 8.3. Complete and correct copies of Seller's Articles of Incorporation and Bylaws (including all amendments to either to date) are attached in Exhibit 8.3.

  8.4 SUBSIDIARIES. Seller has no subsidiaries. Seller does not control, and is not controlled by or under common control with any person, firm, corporation, partnership, association or entity, and Seller is not a partner or participant in any partnership or joint venture or other arrangement of any kind other than as described in Exhibit 8.4.

  8.5  FINANCIAL STATEMENTS.

   (a) Attached as Exhibit 8.5(a) hereto are copies of (i) the Seller's December 31, 1994 Balance Sheet and an unaudited profit and loss statement for Seller from January 1, 1994 to the close of business on December 31, 1994 (such Balance Sheet and profit and loss statement for such period shall be referred to herein as the "12/31/94 FINANCIAL STATEMENTS"), and (ii) Seller's annual financial statements as of December 31, 1993 and December 31, 1992 (such financial statements are collectively referred to as the "ANNUAL FINANCIAL STATEMENTS"; the 12/31/94 Financial Statements and the Annual Financial Statements are collectively referred to as the "FINANCIAL STATEMENTS"). Except as set forth on Exhibit 8.5(a), the Financial Statements (including the footnotes thereto) (i) are true and correct in all material respects, (ii) have been prepared in accordance with GAAP on a consistent basis, (iii) fairly present the financial condition of Seller as of the respective dates thereof and the results of operation of Seller for such periods, and (iv) disclose all material liabilities of Seller required to be disclosed on such financial statements prepared in accordance with GAAP, whether absolute, contingent, accrued, or otherwise. Except as disclosed in Exhibit 8.5(a), the Financial Statements do not contain any items of nonrecurring income or loss or other income or loss not earned or incurred in the ordinary course of business.

   (b) Except as disclosed in Exhibit 8.5(b) hereto and except for (i) the liabilities of Seller disclosed or reserved against in the Acquired Balance Sheet, (ii) current liabilities incurred in the ordinary course of business since December 31, 1994, and (iii) executory obligations under contracts, agreements, leases, licenses, purchase orders and sales orders, to Seller's knowledge, Seller has no material liability or obligation, whether accrued, absolute, contingent or otherwise.

   (c) Except as disclosed in Exhibit 8.5(c) hereto, no default exists as to any of the material (either individually or in the aggregate) liabilities of Seller.

  8.6 TAXES. (a) Except as disclosed in Exhibit 8.6 hereto, Seller (a) has timely filed all foreign, federal, state, and local tax returns, statements or other filings required of Seller (collectively, the "RETURNS") with respect to any foreign, federal, state or local taxes, assessments, interest, penalties, fees or other governmental impositions, including without limitation income, franchise, retailers' occupation, sales, use, excise, withholding, unemployment, workers compensation, windfall profits, customs, duties, property, intangible and transfer taxes (collectively, the "TAXES") related to or arising in whole or in part out of operation of the Business prior to the Effective Time or any assets owned or used by Seller prior to the Effective Time, and (b) paid all Taxes due prior to the Effective Time. Seller has not received any notice of assessment or proposed assessment with respect to the Taxes. Seller has not extended the statute of limitations for assessment or collection of any Taxes. Seller has made all required deposits with respect to any withholding or other employee-related Taxes. Except for liens for Taxes accrued but not yet payable, no lien exists on any of the Acquired Assets with respect to the Taxes.

   (b) The acquisition of the Acquired Assets and the assumption of the Assumed Liabilities will be consummated in accordance with the terms of this Agreement.

   (c) All of the Assumed Liabilities were incurred by the Seller in the ordinary course of Seller's business.

   (d) No consideration other than the Purchaser's Shares and Purchaser's assumption of the Assumed Liabilities will be issued or transferred, directly or indirectly, in exchange for the Acquired Assets.

   (e) Under no circumstances shall the assumption of the Assumed Liabilities involve the payment of any money or other property to Seller, nor shall Purchaser assume liability for any expenses of a shareholder of Seller (collectively, the "SHAREHOLDERS" and individually a "SHAREHOLDER").

   (f) The fair market value of the Acquired Assets will equal or exceed the total amount of the Assumed Liabilities.

   (g) There is no plan or intention by Shareholders to sell, exchange, or otherwise dispose of a number of Purchaser's Shares received after the transactions contemplated in this Agreement that would reduce the ownership by the Shareholders of the Purchaser's Shares to a number of shares having a value, as of the Closing Date, of less than 50 percent of the value of all the formerly outstanding shares of the Seller as of the same date.

   (h) Purchaser will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Seller immediately prior to the transactions contemplated in this Agreement. For purposes of this representation, amounts used by Seller to pay its reorganization expenses, if any, and all redemptions and distributions (except for regular, normal dividends) made by the Seller immediately preceding the transactions contemplated in this Agreement will be included as assets of Seller held immediately prior to the transactions contemplated in this Agreement.

   (i) To the best of Seller's and Majority Shareholder's knowledge, there will be and will have been no intercorporate indebtedness existing between Purchaser and Seller that was issued, acquired or will be settled at a discount.

   (j) Except for those liabilities assumed by Purchaser pursuant to Section 3.3, Seller and Shareholders will pay their respective expenses, if any, incurred in connection with the transactions contemplated in this Agreement.

   (k) Seller is not an "investment company" as defined in Section 368(A)(2)(F) of the Code.

  8.7 RECEIVABLES. (a) To Seller's and Majority Shareholder's knowledge, except as set forth on Exhibit 8.7 hereto, all of the Receivables have been generated in the ordinary course of business and represent valid debts due and
owing to Seller.   Except as set forth in Exhibit 8.7, to Seller's and Majority
Shareholder's knowledge no Receivable is subject to any counterclaim or any right of setoff. Seller has delivered to Purchaser a detailed aging of the Receivables as of January 31, 1995.

   (b) Except as set forth on Exhibit 8.7, all of the Receivables as of the Effective Time will be collected on or before September 30, 1995, in the aggregate recorded amounts thereof (less the sum of (i) the allowance for doubtful accounts and customer settlements shown on the Closing Balance Sheet, plus (ii) $10,000).

  8.8 INSURANCE. Except as set forth in Exhibit 8.8, there are no outstanding requirements or recommendations by any current insurer or underwriter with respect to the Acquired Assets or otherwise which requires or recommends changes in the conduct of the Business of, or requires any repairs or other work to be done with respect to any of the Acquired Assets.

  8.9  ABSENCE OF CHANGES.  Since December 31, 1994 and except as disclosed on
Exhibit 8.9 hereto and except for the transactions contemplated by the Seller Agreements, Seller has not:

   (a) engaged in any activity other than in the ordinary course (as to both type and amount), including without limitation, the sale, transfer or conveyance of any assets, entering into any Contract, the borrowing of any amounts or the making of or committing to make any capital expenditures in an aggregate amount greater than $10,000;

   (b) suffered any material adverse change in (i) the Business or (ii) the Acquired Assets, Assumed Liabilities, or Seller's financial condition, and, to the Seller's and Majority Shareholder's knowledge, no fact or condition exists or has been threatened, which is reasonably likely to cause such a change in the future other than facts and circumstances which Seller has previously expressly and fully disclosed to Purchaser;

   (c) incurred or increased the amount subject to any lien, encumbrance or claim upon any of the Acquired Assets, except for any lien with respect to taxes not yet due and payable;

   (d) discharged or reduced any lien or encumbrance other than as required by its terms, paid any liability other than current liabilities incurred in the ordinary course of business and paid in accordance with their terms, or intentionally delayed payment of any material (alone or in the aggregate) account payable or other liability of the Business beyond its due date;

   (e)    incurred any material default in any liability (accrued or otherwise);

   (f) made any change adverse to it in the terms of any agreement or instrument to which it is a party;

   (g) declared or made any distribution or other payment to its security holders, or issued any additional securities or redeemed, purchased or otherwise acquired any of its securities, or made any change in its capital structure;

   (h) paid any bonus to or granted any increase in the rates of pay or any increase in the pension, retirement or other benefits of its directors, officers or other employees, other than normal cost-of-living and merit salary increases made in accordance with regular company policies or as otherwise expressly contemplated by this Agreement;

   (i)   introduced any new method of accounting; or

   (j) incurred or agreed to incur any material indebtedness or entered into any material (alone or in the aggregate) capitalized leases.

  8.10 PERSONAL PROPERTY.

   (a) Except for inventory, Exhibit 8.10(a) hereto sets forth a true and correct list of all items of Personal Property owned by Seller and all furniture, fixtures, machinery, equipment, vehicles and other personal property leased by Seller pursuant to a capitalized lease.

   (b) Exhibit 8.10(b) hereto sets forth a true and correct list of all items of furniture, fixtures, vehicles, machinery, equipment or other personal property leased by Seller pursuant to an operating lease.

   (c) Except as identified in Exhibit 8.10(c) and except for normal wear and tear, each item of personal property required to be identified in Exhibit 8.10(a) or Exhibit 8.10(b) is in good condition and repair.

  8.11 REAL PROPERTY. Exhibit 8.11 hereto sets forth a true and correct list of all real property leased or used by Seller. Except as set forth in Exhibit 8.11, all improvements thereon are in good condition and repair, normal wear and tear excepted. Seller does not own any real property.

  8.12 AFFILIATES.

   (a) Except as set forth in Exhibit 8.12, and except for interests in publicly-traded entities which in the aggregate do not entitle Majority Shareholder and any affiliate of Majority Shareholder to more than 5% of the voting power of the entity, neither the Majority Shareholder nor any affiliate (as defined in Exhibit 8.12; an "AFFILIATE") of the Majority Shareholder owns, of record, or beneficially, any outstanding voting securities or other equity interests, or any other securities exchangeable, convertible or exercisable for or into, whether or not for any additional consideration, any voting securities or other equity interests, in any corporation, partnership, joint venture or other entity (except the Seller) which is involved in or related to the Business.

   (b) Except as set forth in Exhibit 8.12, Seller is not indebted to any current or former shareholder, Affiliate of any shareholder, or to any director, officer, employee or agent of the Seller except for amounts due as normal salaries, wages, benefits or reimbursement of ordinary current business expenses, and no current or former shareholder, Affiliate of any shareholder or director, officer, employee or agent of Seller is indebted to Seller except for ordinary business expense advances.

  8.13 LITIGATION; COMPLIANCE WITH LAWS, ETC. To Seller's and Majority Shareholder's knowledge, except as set forth in Exhibit 8.13, there is no action, claim or investigation pending, or, to Seller's or Majority Shareholder's knowledge, threatened, against Seller, nor is there any judgment of any court, governmental agency, instrumentality, or arbitration outstanding against Seller. Seller has not received any notice of any violation of any law, regulation or ordinance applicable to the Seller, its properties or assets (whether owned or leased) or the Business. Except as set forth in Exhibit 8.13, Seller and the Acquired Assets have complied in all respects with all applicable laws, regulations, covenants, restrictions and ordinances (including, without limitation, laws, rules, regulations, ordinances and common law relating to pollution or protection of the environment, pollutants, contaminants, hazardous or toxic materials, wastes or nuisances, the Americans with Disabilities Act, laws relating to occupational health and safety, zoning and land use regulations and restrictions and the terms and conditions of those licenses, permits, approvals and authorizations which are required to be identified on Exhibit 8.15), except where the consequences of the failure to comply would not, alone or in the aggregate, have a material adverse effect on Seller or the Acquired Assets or Assumed Liabilities.

  8.14 LABOR RELATIONS.  Except as set forth in Exhibit 8.14:

   (a) no labor union represents or purports to represent any employees of Seller, and during the past three (3) years, Seller has not been the subject of any union organizational activity or labor dispute;

   (b) there are no material controversies pending between Seller and any of its employees, nor, to Seller's or Majority Shareholder's knowledge, are any such material controversies threatened;

   (c) Seller is not liable for any arrears of wages or taxes or any penalties for failure to comply with any of the foregoing;

   (d) Seller is not a party to nor does it have any obligations under any written, oral or implied agreement with any person or party regarding the salary, rates of pay, benefits, or working conditions of any employees, and all of Seller's employees are terminable at will; and

   (e) Seller has no policy or past practice and is not a party to any agreement relating to payment of any severance or similar benefit upon termination of employment, an no employees of Seller will be entitled to any severance or similar benefit upon termination of employment as contemplated by Section 15.

  8.15 INTENTIONALLY OMITTED.

  8.16 CONTRACTS. Except as disclosed in Exhibit 8.16 and except for the Contracts identified in Exhibit 1.2 and the Employee Benefit Plans identified in Exhibit 8.19, Seller is not a party or subject to any contracts, commitments, agreements, leases, purchase orders, sales orders or licenses. Except as set forth in Exhibit 8.16, to Seller's knowledge all Contracts are in full force and effect and are valid and binding obligations enforceable against the parties thereto, except as may be limited by applicable equitable principles or bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally. Correct and complete copies of all Contracts have been delivered to Purchaser. Except as set forth in Exhibit 8.16, Seller is not in default under and, to Seller's and Majority Shareholder's knowledge, no condition exists with respect to Seller which, with notice or the passage of time, or both, would constitute a default by Seller under any of the Contracts. Seller is not subject to any agreement requiring it to obtain all or substantially all of its supply of any goods or services from another person or to refrain from competing or otherwise offering its services to any person or in any location. Except as set forth in Exhibit 8.16, Seller is not subject to any agreement or commitment to deliver or provide any new, modified or enhanced product or service to any customer or to develop any new or enhanced product or service. Except as set forth in Exhibit 8.16, none of the Contracts was entered into, issued or accepted other than in the ordinary course of business.

  8.17 TITLE TO PROPERTIES; ENCUMBRANCES. Seller has good and marketable title to all of the Acquired Assets, free and clear of any liens or encumbrances except (a) those items disclosed on Exhibit 8.17; and (b) liens for current personal and real property taxes assessed but not yet due and payable.

  8.18 INTELLECTUAL PROPERTY INTANGIBLES.

   (a) The following items are described more fully in Exhibit 8.18: all United States, common law and foreign patents, trademarks, trade names, service marks and copyrights and all software and inventions, each as owned, licensed or used by Seller in connection with the Business.

   (b) As used in this Agreement, the term "INTELLECTUAL PROPERTY INTANGIBLES" shall mean (i) those items required to be disclosed by Section 8.18(a) (including all registrations, and, if applicable, goodwill related to those items) and (ii) any of the following assets of Seller owned or used in the Business: all mask works, trade secrets, know-how, formulations, trade dress, designs, drawings, logos, technology, mailing lists, inventions, uses of ideas, software rights, registered, assumed or fictitious business names under which Seller is conducting the Business, confidential information, and industrial and commercial property, whether any of the foregoing items described in clause (i) or (ii) is owned, licensed or held for use, all without geographical limitation and including, without limitation, the right to infringement and other claims related thereto.

   (c) All agreements to which Seller is a party relating to Intellectual Property Intangibles, including without limitation research, development, programming or similar services in connection therewith, are identified in
Exhibit 1.2.

   (d)   Seller further represents and warrants as follows:

                          (i)        All Intellectual Property Intangibles are
owned by or are licensed to Seller without limitation or encumbrance, and, to the extent applicable, in good standing and, to Seller's knowledge, without any challenge.

                          (ii)       To Seller's and Majority Shareholder's
knowledge, the Intellectual Property Intangibles identified in Exhibit 8.18 have been in continuous use since the date of their adoption by Seller and first use by Seller as shown in Exhibit 8.18.

                          (iii)      All copyrights described in Exhibit 8.18
are original works of authorship of Seller or Seller has acquired all rights thereto or Seller has a valid license to use the same.

                          (iv)       Any trademarks, service marks or trade
names which have been obtained by Seller through transfer or assignment include the associated goodwill.

                          (v)        To Seller's and Majority Shareholder's
knowledge, no infringement or unlawful use of any of the Intellectual Property Intangibles or use of the same or similar item so as to create a likelihood of confusion has occurred.

                          (vi)       To Seller's and Majority Shareholder's
knowledge, no infringement of any intellectual property rights of any other party has occurred or results from operation of the Business.

                          (vii)      No proceedings or claims are pending or,
to Seller's knowledge, threatened, with respect to the validity or ownership of the Intellectual Property Intangibles.

                          (viii)     No present or former employee, officer,
director, shareholder, agent or contractor of Seller has any ownership interest, direct or indirect, in any Intellectual Property Intangibles.

                 (e) Without in any way limiting the other representations and warranties contained in this Agreement or the application of the same to the Software (as defined below), Seller makes the following additional representations and warranties with respect to the software identified in
Exhibit 8.18 as owned by Seller (the "SOFTWARE").  Except as disclosed in
Exhibit 8.18:

                          (i)        To Seller's and Majority Shareholder's
knowledge, the Software performs in accordance with the documentation and other written material used in connection with the Software and is free from defects in programming and operation, is in machine-readable form, contains all current revisions of such Software, and includes all computer programs, materials, tapes, know-how, object and source codes related to the Software.

                          (ii)       Neither Seller nor any employee,
contractor, or agent thereof has developed or assisted in the enhancement of the Software (except for enhancements included in the Software as delivered to Purchaser pursuant hereto) or the development of any program or product based on the Software or any part thereof without assigning all of such person's rights and interest in the same to Seller pursuant to an agreement included in the Contracts.

                          (iii)      The Software was developed entirely by
employees of Seller during the time they were employees of Seller and the Software does not include (A) any inventions of the employees prior to the time they became employees of Seller or (B) any intellectual property of any previous employer of any such employee.

                          (iv)       No party other than Seller has any
interest in the Software. Seller's development, use, license or exploitation of the Software does not violate any rights of any other person. Seller does not have any obligation to compensate any person or entity for the development, use, license or exploitation of the Software. Except as contemplated by this Agreement, Seller has not granted any license, option or other rights to develop, use, sublicense, distribute or exploit in any manner the Software, regardless of whether requiring the payment of royalties. Seller acknowledges that all rights in the Software shall be vested in Purchaser from and after the Closing.

                          (vi)       Seller has taken reasonable efforts to
keep secret the source code for the Software other than for disclosure to certain employees of, or independent contractors to, Seller in connection with their services to Seller.

         8.19    EMPLOYEE BENEFIT PLANS.

                 (a) Exhibit 8.19 contains a list of all plans, policies and arrangements and contracts, whether written or oral ("EMPLOYEE PLANS"), including, without limitation, all employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") in effect at the date hereof providing or relating to any retirement, profit sharing, stock bonus, stock option,incentive compensation, deferred compensation, fringe benefit or welfare benefit to or on behalf of employees or former employees of Seller.

                 (b) Seller has not received any notice alleging that any of the Employee Plans has ever not been in compliance with ERISA, the Code, and all other applicable laws, except for violations thereof which would not in the aggregate give rise to a material obligation to pay money.

                 (c) Except as set forth in Exhibit 8.19, to Seller's and Majority Shareholder's knowledge no person has asserted any claim under which Seller has any liability under any health insurance, sickness, life insurance, disability, medical, surgical, hospital, death benefit, or any other Employee Plan (whether or not disclosed on Exhibit 8.19) maintained by the Seller or to which Seller is a party or may be bound, or under any worker's compensation or similar law, which is not fully covered by insurance maintained with responsible insurers or reserved for under the Acquired Balance Sheet.

                 (d)  Except as otherwise required by COBRA or disclosed on
Exhibit 8.19, Seller does not provide benefits to retirees or former employees.

         8.20    INTENTIONALLY OMITTED.

         8.21    CUSTOMERS AND SUPPLIERS.

                 (a) Seller has delivered to Purchaser a list of the Seller's current customers. Except as identified on Exhibit 8.21, Seller and Majority Shareholder have no knowledge that any of such customers intends to reduce or has threatened to reduce materially its purchases from or business dealings with Seller whether by reason of the consummation of this Agreement or otherwise.

                 (b) Seller has delivered to Purchaser a list of Seller's current suppliers. Except as identified on Exhibit 8.21, Seller and Majority Shareholder have no knowledge that any of such suppliers intends to alter or has threatened to alter materially the terms of supply to Seller whether by reason of the consummation of this Agreement or otherwise.

         8.22    INTENTIONALLY OMITTED.

         8.23 BANK ACCOUNTS. Exhibit 8.23 sets forth the name, location and account number of each bank, trust company, savings and loan association or other financial institution in which Seller has an account or safe deposit box and the names of the persons authorized to draw thereon or having access thereto.

         8.24 BOOKS AND RECORDS. To Seller's and Majority Shareholder's knowledge, all of the Books and Records are true and correct in all material respects.

         8.25    INTENTIONALLY OMITTED.

         8.26 INVESTMENT INTENT. Seller and Majority Shareholder acknowledge that the Purchaser's Shares to be issued pursuant to Section 5.1 will be issued pursuant to the Exemptions, and that Purchaser is relying on the representations and warranties of Seller and Majority Shareholder in this
Section 8.26 as the basis for Purchaser's determination that the Exemptions are available. Accordingly, Seller and Majority Shareholder jointly and severally represent and warrant that:

                 (a) they are acquiring the Purchaser's Shares for investment purposes only and without a view to the resale thereof until such time as such resale has been registered (or exemptions from registration perfected) under the Act and all applicable state securities laws, and they will not sell, encumber, dispose or otherwise transfer (collectively, "TRANSFER") any right or interest in the Purchaser's Shares, whether voluntarily, by gift, operation of law, testamentary disposition or otherwise, except for the distribution of the Purchaser's Shares to Majority Shareholder upon dissolution of Seller or surrender of Purchaser's Shares to Purchaser in satisfaction of a Purchaser's Shares Adjustment Claim, unless such Transfer has been registered (or an exemption from registration has been perfected) under the Act and applicable state securities laws.

                 (b) Seller and Majority Shareholder are experienced investors and are aware of the risks inherent in an investment in the Purchaser's Shares.

                 (c) Seller and the Majority Shareholders have had access to such information about Purchaser and its operations as they deem necessary to evaluate fully an investment in the Purchaser's Shares and Seller and Majority Shareholder are relying solely on the information provided by their advisors and information publicly available regarding Purchaser and its operations and not upon any statement of or information supplied by any employee, agent, contractor or representative of Purchaser.

                 (d) Seller is a Massachusetts corporation. Majority Shareholder is a resident of the State of Massachusetts.

         8.27 DISCLOSURE. No representation or warranty by Seller contained in this Agreement, and no statement contained in any certificate, exhibit, list or other instrument furnished by the Seller to Purchaser pursuant to the provisions hereof contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary in order to make the statement contained herein or therein in light of the circumstances in which they are being made not misleading.

9. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents, warrants and covenants to Seller and Majority Shareholders as follows:

         9.1 CORPORATE ACTION. Purchaser has taken all action required by its Articles of Incorporation and Code of Regulations or otherwise to authorize the execution and consummation of this Agreement and each other agreement, document or instrument to be executed by Purchaser pursuant to this Agreement (collectively, the "PURCHASER AGREEMENTS"). The issuance of the Purchaser's Shares pursuant to this Agreement has been duly approved by Purchaser's board of directors. The Purchaser Agreements constitute the valid and legally binding obligations of Purchaser, enforceable in accordance with their terms, except that enforceability may be limited by applicable equitable principles or bankruptcy, insolvency, or similar laws affecting the enforcement of creditors rights generally.

         9.2 NO CONFLICT WITH OTHER AGREEMENTS OR LAWS. The execution and consummation by Purchaser of the Purchaser Agreements will not (a) violate the terms of Purchaser's Articles of Incorporation or Code of Regulations or any instrument, agreement, judgment or decree to which Purchaser is a party, or by which Purchaser or any of its properties is bound, (b) be in conflict with, result in a breach of or constitute (with giving of notice or lapse of time or both) a default under any such instrument, agreement, judgment or decree, (c) result in the creation or imposition of any lien upon Purchaser or its properties or assets, or (d) violate any applicable federal, state, local or foreign law (including without limitation securities laws), regulation or order if the result of such violation, conflict, breach, default or lien would have a material adverse affect on Purchaser.

         9.3 ORGANIZATION AND QUALIFICATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Purchaser has full power and authority to carry on its business as it is now being conducted, to own and lease the properties and assets which it now owns or leases and to consummate the Purchaser Agreements. Purchaser is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the ownership of its property or the conduct of its business requires it to be so qualified as a foreign corporation, except for jurisdictions in which such failure to be so qualified or in good standing would not, alone or in the aggregate, have a material adverse effect on the financial condition of Purchaser.

         9.4 TAX MATTERS. Purchaser hereby represents, warrants and covenants as follows with regard to certain tax matters concerning the transactions contemplated in this Agreement:

                 (a) The acquisition of the Acquired Assets and the assumption of the Assumed Liabilities will be consummated in accordance with the terms of this Agreement.

                 (b) Purchaser has no plan or intention to redeem or otherwise reacquire any of the Purchaser's Shares except (i) as may occur pursuant to the terms and conditions of the Escrow Agreement and (ii) as may occur through Purchaser's ongoing program of repurchasing its stock from unidentified sellers in the open market.

                 (c) Purchaser has no plan or intention to sell or otherwise dispose of any of the Acquired Assets, except for sales or dispositions made in the ordinary course of business.

                 (d) Purchaser does not own, directly or indirectly, nor has it owned at any time prior to the transactions contemplated in this Agreement, directly or indirectly, any shares of Seller.

                 (e) To the best of Purchaser's knowledge, there will be and will have been no intercorporate indebtedness existing between Purchaser and Seller that was issued, acquired or will be settled at a discount.

                 (f) Purchaser will pay its expenses, if any, incurred in connection with the transactions contemplated in this Agreement.

                 (g) Following the transactions contemplated in this Agreement, Purchaser has no plan or intention to discontinue the historic business of Seller or use a significant portion of the Seller's historic business assets in a business as contemplated in Treasury Regulation Section 1.368-1(d).

                 (h) Purchaser is not an "investment company" as defined in Section 368(a)(2)(F) of the Code.

                 (i) The Purchaser's Shares issued pursuant to this Agreement will constitute "voting stock" within the meaning of Section 368(a)(1)(C) of the Code.

                 (j) No consideration other than the Purchaser's Shares and Purchaser's assumption of the Assumed Liabilities will be issued or transferred, directly or indirectly, in exchange for the Acquired Assets.

                 (k) Under no circumstances shall the assumption of the Assumed Liabilities involve the payment of any money or other property to Seller, nor shall Purchaser assume liability for any expenses of Shareholder.

                 (l) The fair market value of the Acquired Assets will equal or exceed the total amount of the Assumed Liabilities.

         9.5 DISCLOSURE. No representation or warranty by Purchaser contained in this Agreement, and no statement contained in any certificate, exhibit, list or other instrument furnished by the Purchaser to Seller pursuant to the provisions hereof contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary in order to make the statement contained herein or therein in light of the circumstances in which they are being made not misleading.

10. COVENANTS OF SELLER AND MAJORITY SHAREHOLDERS. Seller and Majority Shareholders covenant and agree with Purchaser as follows:

         10.1 CONDUCT OF BUSINESS PRIOR TO CLOSING. Until the Closing, and unless Purchaser shall otherwise consent in writing or otherwise disclosed in the Exhibits hereto, Seller shall take the following actions:

                 (a) operate the Business substantially as previously operated and only in the ordinary course, and use its best efforts to preserve intact Seller's goodwill, reputation, present business organization and relationships with persons having business dealings with it;

                 (b) maintain all personal property in good order and condition, reasonable wear and use excepted, and maintain all policies of insurance covering such properties in effect on the date hereof;

                 (c) pay Seller's accounts payable and attempt to collect the Receivables in a manner consistent with past business practices;

                 (d) comply in all material respects with all laws applicable to the conduct of the Business; and

                 (e) maintain Seller's books and records in the usual, regular and ordinary manner on a basis consistent with past practices.

         10.2    INTENTIONALLY OMITTED.

         10.3 OTHER TRANSACTIONS. Seller and the Majority Shareholder shall deal exclusively and in good faith with Purchaser regarding the sale of the Acquired Assets, the capital stock of Seller or a merger involving Seller (a "SALE TRANSACTION") and will not, and will direct the Seller's officers, directors, financial advisors, accountants, agents and counsel not to, (i) solicit submission of offers from any person relating to a Sale Transaction, (ii) participate in any discussions or negotiations regarding, or furnish any nonpublic information to any person regarding any Sale Transaction by any person other than Purchaser, or (iii) enter into any agreement or understanding, whether oral or written, that would have the effect of preventing consummation of this Agreement. If Seller or Majority Shareholder or their representatives or agents should receive any proposal for a Sale Transaction or any inquiry regarding such proposal from a third party, Seller will promptly so inform Purchaser.

         10.4 CONSENTS, WAIVERS AND APPROVALS. The parties shall use their best efforts to obtain prior to the Closing all consents, waivers, approvals, and releases of liens or encumbrances necessary to effect the transactions contemplated herein and the operation of the Business after the Effective Time in the ordinary course substantially as operated by Seller prior to Closing, free and clear of any and all liens or encumbrances except those permitted encumbrances identified in Exhibit 10.4 (the "PERMITTED ENCUMBRANCES"), including without limitation consent of Seller's lessor to assignment of the lease for Seller's facility to Purchaser. All such consents, waivers, releases and approvals will be in writing and in form and substance satisfactory to the parties, and executed counterparts thereof will be provided to all parties promptly after receipt thereof.

         10.5 SUPPLEMENTAL DISCLOSURE. Each party shall have the continuing obligation up to and including the Effective Time to supplement promptly or amend the Exhibits with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or listed in the Exhibits. For the purpose of the rights and obligations of the parties hereunder, any such supplemental disclosure shall be deemed to have been disclosed as of the date of this Agreement if the parties proceed with the Closing of the transactions contemplated herein following receipt of such supplemental or amended Exhibits.

         10.6 ADDITIONAL REPORTS. Within a reasonable time after they become available, Seller will deliver to Purchaser copies of all management and control reports (including agings of accounts receivable, listings of accounts payable and inventory control reports) and financial statements furnished to the management of Seller.

         10.7 CONDITIONS PRECEDENT. Each party shall use its best efforts in good faith to satisfy the applicable conditions enumerated in Sections 11 and 12 hereof.

         10.8 PURCHASER'S DUE DILIGENCE. Seller and Majority Shareholders shall give Purchaser and its counsel, accountants and other representatives full access during normal business hours to all of the books, records, files, documents, assets, properties, contracts, and commitments of Seller, provided that such examinations shall be conducted in such a manner so as not to disrupt the normal business operations of Seller, and Seller shall furnish Purchaser with such information concerning the affairs of Seller which Purchaser may reasonably request, so that Purchaser may have a full opportunity to verify the representations and warranties contained in this Agreement and to ascertain such other matters concerning the financial condition, operations, employees, business or prospects of Seller as Purchaser may deem necessary or appropriate. Notwithstanding the foregoing, contacts with customer and sales persons and the content of such contacts, whether written or oral, will be subject to the prior approval of Seller which shall not be unreasonably withheld, conditioned or delayed.

         10.9 DISTRIBUTION OF PURCHASER'S SHARES. As soon as practicable after the Effective Time and as part of the transactions contemplated in this Agreement, Seller shall liquidate and distribute to the Shareholders the Purchaser's Shares it has received under this Agreement and any of its other properties in accordance with Section 368(a)(2)(G) of the Code.

11. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER. The obligation of Purchaser to consummate this Agreement shall be subject to the satisfaction, on or before the Effective Time, of the following conditions, all or any of which may be waived by Purchaser in writing (the consequences of Purchaser's waiver shall be as described in Section 21.11).

         11.1 REPRESENTATIONS. The representations and warranties made by Seller and Majority Shareholder in Sections 7 and 8 hereof shall be true and correct in all material respects on the Effective Time as though such representations and warranties had been made on such date and Seller and Majority Shareholders shall deliver to Purchaser a certificate dated as of the Effective Time to the foregoing effect.

         11.2 COVENANTS. Seller and Majority Shareholder shall have duly performed all of the covenants, acts and undertakings to be performed by them on or prior to the Effective Time, and Seller and Majority Shareholder shall deliver to Purchaser a certificate dated as of the Effective Time to the foregoing effect.

         11.3 NO INJUNCTION, ETC. No proceeding, investigation, or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, or prohibit, or to obtain substantial damages in respect of this Agreement, or which is related to the Seller, Majority

Shareholder, the Acquired Assets, the Assumed Liabilities, or which arises out of the Business.

         11.4 OPINION OF COUNSEL. An opinion of counsel for Seller and Majority Shareholder shall have been delivered to Purchaser, dated as of the Effective Time, in form and substance reasonably satisfactory to Purchaser and its counsel and containing substantially similar opinions to those identified in Exhibit 11.4.

         11.5 INCUMBENCY. Seller shall have delivered a certificate of incumbency executed by the president and secretary of Seller listing each officer and director of Seller and the persons authorized to execute the Seller Agreements.

         11.6 CONSENTS, WAIVERS AND APPROVALS. Purchaser shall have received a true and correct copy of each consent, waiver or approval required to be identified in Exhibit 8.21 hereto or otherwise required pursuant to
Section 10.4.

         11.7    ABSENCE OF MATERIAL ADVERSE CHANGES.  Since December 31, 1994,
(a) Seller shall not have suffered any material adverse change in its financial condition, business or the Acquired Assets or Assumed Liabilities not otherwise described in the Exhibits to this Agreement, and (b) Seller and Majority Shareholder shall not have taken, omitted, permitted or suffered any transaction or event described in Section 8.9 hereof which is not described in
Exhibit 8.9 hereto.

         11.8 CERTIFIED RESOLUTIONS. Seller shall have delivered to Purchaser a certificate executed by a duly authorized officer of Seller containing a true and correct copies of the resolutions duly adopted by the board of directors and shareholders of Seller approving and authorizing the Seller Agreements and their consummation. Such officer shall also certify that such resolutions have not been revoked or modified and remain in full force and effect.

         11.9 PAY-OFF LETTERS. Purchaser shall have received pay-off letters with respect to all loans included in the Assumed Liabilities confirming the outstanding balances under those loans and the undertaking by the lenders to release all collateral therefor upon receipt of the balance and containing such other terms as Purchaser may reasonably request. Such letters shall not require the payment of any pre-payment penalty or fee or require any other undertaking by Purchaser.

         11.10 TITLE ASSURANCES. Purchaser shall have received uniform commercial code and judgment and tax lien searches from all applicable jurisdictions confirming title to Seller's assets as represented in Section
8.17 (Purchaser shall use its best efforts to obtain the same).

         11.11 BASIC CORPORATE DOCUMENTS. Seller shall have delivered to Purchaser copies of the Seller's Articles of Incorporation, certified as of a date within 30 days prior thereto by the Secretary of State of Massachusetts, Seller's Bylaws, certified as of such a date by Seller's Secretary, certificate of good standing from the Secretary of State of Massachusetts and the Massachusetts Department of Revenue.

         11.12 LESSOR DOCUMENTS. Purchaser shall have received from the lessor of Seller's facility the consent required by Section 10.4 and an estoppel certificate in form reasonably satisfactory to Purchaser confirming the absence of a default by Seller under the terms of its lease.

         11.13 TRANSACTION EXPENSES. Seller shall have delivered to Purchaser a written confirmation and release in the form of Exhibit 11.13 from each person to whom Seller is obligated with respect to the Transaction Expenses.

         11.14 EMPLOYMENT AGREEMENTS. Majority Shareholder shall have executed an Employment and Non-competition Agreement in substantially the form of
Exhibit 11.14.

         11.15 INTENTIONALLY OMITTED.

         11.16 INTENTIONALLY OMITTED.

         11.17 INTELLECTUAL PROPERTY INTANGIBLES. Seller shall have ceased to use in any manner the Intellectual Property Intangibles identified in Attachment 1 to Exhibit 8.18, except in connection with tax returns, Seller's liquidation filings with other governmental authorities and for similar purposes.

         11.18 INSTRUMENTS OF TRANSFER. Seller shall have delivered to Purchaser on the Effective Time such bills of sale, endorsements, assignments and other instruments of transfer as are provided for herein, or as otherwise necessary to vest in Purchaser all of Seller's title and rights with respect to the Acquired Assets, free and clear of all liens or encumbrances (except the Permitted Encumbrances).

         11.19 CERTIFICATES. Seller shall have delivered to Purchaser all such certificates, dated as of the Effective Time, as Purchaser shall reasonably request to evidence the fulfillment by Seller, or other satisfaction as of the Effective Time, of the terms and conditions of this Agreement.

         11.20 CERTAIN EMPLOYEE DOCUMENTS. Seller shall have delivered to Purchaser the Callaway Settlement Agreement and the Weinberger Settlement Agreement, each as executed by all parties thereto.

         11.21 AGREEMENT WITH PETER SIMONSON. Seller shall have delivered to Purchaser an agreement with Peter Simonson in substantially the form of Exhibit 11.21.

         11.22 SUBSCRIPTION AGREEMENTS. Seller shall have delivered to Purchaser subscription agreements in the form required by Purchaser to perfect the Exemptions as executed by Seller and its shareholders.

12. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER AND MAJORITY SHAREHOLDER. The obligation of Seller and Majority Shareholder to consummate this Agreement shall be subject to the satisfaction, on or before the Effective Time, of the following conditions, all or any of which may be waived by Seller and Majority Shareholder in writing (the consequences of their waiver shall be as described in Section 21.11).

         12.1 REPRESENTATIONS. The representations, warranties and covenants made by Purchaser in Section 9 hereof shall be true and correct in all material respects on the Effective Time with the same force and effect as though such representations, warranties and covenants had been made on and as of such date and Purchaser shall deliver to Seller and Majority Shareholder a certificate dated as of the Effective Time to the foregoing effect for Purchaser.

         12.2 COVENANTS. Purchaser shall have duly performed all of the covenants, acts or undertakings to be performed by Purchaser on or before the Effective Time, and Purchaser shall deliver to Seller and Majority Shareholder certificates dated as of the Effective Time to the foregoing effect.

         12.3 CERTIFIED RESOLUTIONS. Purchaser shall have delivered to Seller and Majority Shareholder certificates executed by a duly authorized officers of Purchaser containing a true and correct copy of resolutions duly adopted by Purchaser's Board of Directors approving and authorizing the issuance of the Transaction Shares and the obligations of Purchaser with respect to registration of the resale thereof pursuant to Section 6 of this Agreement. Such officers shall also certify that such resolutions have not been revoked or modified and remain in full force and effect.

         12.4 OPINION OF COUNSEL. An opinion of counsel for Purchaser shall have been delivered to Seller and Majority Shareholder, dated as of the Effective Time, in form and substance reasonably satisfactory to Seller and its counsel, and containing the opinions identified in Exhibit 12.4.

         12.5 NO INJUNCTION, ETC. No proceeding, investigation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, or prohibit, or to obtain substantial damages in respect of this Agreement.

         12.6 CONSENTS, WAIVERS AND APPROVALS. Seller and Majority Shareholder shall have received a true and correct copy of each consent, waiver or approval obtained by Purchaser and required for Purchaser's execution and consummation of this Agreement.

         12.7 INCUMBENCY. Purchaser shall have delivered a certificate of incumbency executed by the president or a vice president and the secretary or an assistant secretary of Purchaser listing the persons authorized to execute the Purchaser Agreements and confirming that except for the action of the board of directors referred to in Section 12.3, no further action by or approval of the board of directors or shareholders of Purchaser is required under Purchaser's Articles of Incorporation or Code of Regulations as a condition to the validity and binding effect of the Purchaser Agreements.

         12.8    INTENTIONALLY OMITTED.

         12.9 EMPLOYMENT AGREEMENT. Purchaser shall have executed an Employment and Non-competition Agreement with Majority Shareholder in substantially the form of Exhibit 11.14.

13.      MUTUAL COVENANTS.

         13.1 PRE-CLOSING. Each of the parties hereto shall refrain from taking any action which would render any representation or warranty or covenant contained in Sections 8 or 9 of this Agreement inaccurate as of the Effective Time. Each party shall promptly notify the other of any action or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement.

         13.2 TAX REPORTING. The parties will file their respective income tax returns on the basis that the transaction described in and effected by this Agreement qualifies as a "reorganization" under Section 368(a) of the Code. The parties will not take a tax return position inconsistent with the foregoing tax return positions unless such inconsistent position shall arise out of or through an audit of such returns by the Internal Revenue Service or other taxing authority and which has been determined by a court of competent jurisdiction that such inconsistent position should apply. As provided further in Section 24.4(a), the Purchaser shall notify Majority Shareholder and Majority Shareholder shall notify the Purchaser, as the case may be, in writing, as soon as reasonably practicable of any audit adjustment or proposed audit adjustment by any taxing authority that affects or relates to any of the items described in the first sentence of this Section 13.2. Seller and Majority Shareholder shall cooperate with Purchaser to enable Purchaser to identify the tax attributes which shall carry over to Purchaser from Seller under Section 381 of the Code and tax basis information and shall provide Purchaser with all relevant records related thereto.


         13.3 NAME. From and after the Closing Date, Seller shall not use the names "Ultimate Prospecting Services" or "UPS" or any derivation of either in the active conduct of any trade or business.

14.      CLOSING.

         14.1 TIME AND PLACE. The closing (the "CLOSING") shall be held at the offices of Sullivan & Worcester in Boston, Massachusetts, on March 29, 1995, at 9:00 a.m., or at such other place or time or on such other date as the parties hereto may mutually agree. For purposes of this Agreement, the "EFFECTIVE TIME" shall be immediately after the close of business on March 31, 1995.

         14.2 TRANSACTIONS AT THE CLOSING. At the Closing, each of the following transactions shall occur:

                 (a) Seller and Majority Shareholder shall deliver to Purchaser the following:

                          (i)        all instruments of transfer, duly executed
and in recordable form, where appropriate, reasonably satisfactory in form and substance to Purchaser and its counsel;

                          (ii)       the certificates, opinion, agreements and
documents required of Seller and/or the Majority Shareholder described in Sections 11;

                          (iii) copies of the consents, waivers and approvals
described in Section 10.4;

                          (iv) the updated Exhibits required by Section 10.5;

                          (v)  the certificate of Seller and Majority
Shareholder required by Section 21.12; and

                          (vi)       such other evidence of the performance of
all covenants and satisfaction of all conditions required of the Seller and Majority Shareholder by this Agreement, at or prior to the Closing, as Purchaser or its counsel may reasonably require.

                 (b) Purchaser shall deliver to Seller and Majority Shareholder the following:

                          (i)        certificates for the Purchaser's Shares
required under Sections 5.2 and the Escrow Agreement shall be delivered to Seller, Callaway and the Escrow Agent;

                          (ii) the certificates, opinion, agreements and
documents required of Purchaser described in Section 12;

                          (iii) copies of the consents, waivers and approvals
described in Section 12.6;

                          (iv)       a certificate of good standing of
Purchaser from the Secretary of State of Ohio as of the most recent practicable date; and

                          (v) such other evidence of the performance of all the
covenants and satisfaction of all of the conditions required of the Purchaser by this Agreement, at or before the Closing, as Seller and Majority Shareholder or their counsel may reasonably require.

         14.3 DEFAULT AT CLOSING. If Seller or Majority Shareholder shall fail or refuse to consummate the transactions set forth in this Agreement on or prior to the Effective Time, and if Purchaser shall not then be in material breach under terms of this Agreement, all other conditions to the Closing shall have been satisfied and Purchaser shall stand ready, willing and able to make tender of its deliveries required under Section 14.2, then, in addition to any other remedies available to Purchaser, Purchaser may invoke any equitable remedies to cause the consummation of the transactions set forth in this Agreement, including, without limitation, an action or suit for specific performance.

15. EMPLOYEES OF SELLER. From the date hereof to the Closing Seller will use its best efforts to maintain its existing relations with its employees and not to alter current personnel policies and practices. Immediately prior to the Effective Time, Seller shall terminate all of its employees and shall permit Purchaser to hire any of such employees; provided, however, that this Agreement shall not be construed as an obligation of Purchaser to hire any of Seller's former employees or to offer any specific terms, benefits or compensation (this sentence shall not affect Purchaser's obligations under the Employment Agreement described in Section 11.14).

16. SURVIVAL OF REPRESENTATIONS. All statements contained in the Seller Agreements or the Purchaser Agreements, as the case may be, shall be deemed representations and warranties hereunder by Seller, Majority Shareholder or Purchaser, as the case may be. Except as provided in this Section 16, all representations and warranties made by Seller, Majority Shareholder or Purchaser shall survive until the second anniversary of the Effective Time. The representations, warranties, covenants and agreements of the parties in Sections 8.6, 9.4, 10.9, 13.2 and 24 shall survive until the later of (a) 30 days after expiration of the applicable statutes of limitation and (b) sixty (60) days after final judicial determination of such tax and the representations in Section 8.17 and the representations and warranties in Section 7 shall survive for a period of three
(3) years from the Effective Time. No claim for breach of a representation or warranty (including an Indemnification Claim as defined in Section 19) may be brought by any person unless written notice of such claim shall have been given on a prior to the last day of the applicable survival period in this Section 16 (in which event each representation and warranty with respect to any asserted claim shall survive until such claim is finally resolved and all obligations with respect thereto are fully satisfied).

17. TERMINATION. This Agreement may be terminated, and the transactions contemplated herein abandoned (a) by the mutual written consent of Seller and Purchaser; (b) by either Seller or Purchaser upon the failure of the other to comply substantially with its or their conditions precedent to Closing and other obligations set forth herein at or before the Effective Time; or (c) automatically at 5:00 p.m. Dayton, Ohio time on April 1, 1995, if the Closing has not been completed by that time. Termination pursuant to this Section shall relieve the parties of their obligations hereunder with each party responsible for its own, fees, costs and expenses; provided, however that if the Agreement is terminated pursuant to (b) or (c) above because one party fails to use its reasonable best efforts to fulfill its obligations hereunder, such party shall remain liable to the other party for all losses, costs, expenses (including attorney's fees) and liabilities incurred by such other party as a result of such failure; and, provided further, that Purchaser's obligations to pay certain transaction expenses as set forth in the letter of intent dated as of January 20, 1995 shall survive.

18.      CERTAIN EMPLOYEE SETTLEMENTS.

         18.1 CRAIG CALLAWAY. Seller has entered into an Amended and Restated Majority Shareholder's Agreement and an Amended and Restated Non-Statutory Stock Option Agreement (and various other agreements) (collectively, the "CALLAWAY AGREEMENTS") with Craig Callaway ("CALLAWAY"). Prior to the Effective Time, Seller shall have entered into a written agreement with Callaway in form and substance satisfactory to Purchaser (the "CALLAWAY SETTLEMENT AGREEMENT") and providing for exercise by Callaway of options to acquire up to approximately sixteen and seven-tenths percent (16.7%) of the shares of Seller and terminating the Callaway Agreements. Prior to the Closing, such options shall have been exercised and the parties shall have performed their other obligations under the Callaway Settlement Agreement.

         18.2 GAYE WEINBERGER. Prior to the Closing, Seller shall have entered into a written agreement with Gaye Weinberger ("WEINBERGER") in form and substance satisfactory to Purchaser (the "WEINBERGER SETTLEMENT AGREEMENT") providing for a one-time cash payment to Weinberger of $14,500 as consideration for a general release of claims, including without limitation any right to the stock of Seller or to otherwise participate in the proceeds of the sale of Seller's assets as contemplated by this Agreement. Prior to the Closing, the parties shall have performed their obligations under the Weinberger Settlement Agreement.

19.      INDEMNIFICATION.

         19.1 LOSSES. For purposes of this Section 19, "LOSSES" shall mean all damages, losses, costs, expenses (including attorneys' fees), interest, penalties, charges and liabilities.

         19.2 INDEMNIFICATION BY SELLER AND MAJORITY SHAREHOLDER. Seller and Majority Shareholder jointly and severally agree to indemnify, defend and hold harmless Purchaser from and against any Loss incurred by Purchaser related to or arising out of (a) the breach of any of the warranties, representations, covenants or agreements of Seller or Majority Shareholder in the Seller Agreements, or (b) any Excluded Liability or Excluded Asset.

         19.3 INDEMNIFICATION BY PURCHASER. Purchaser agrees to indemnify, defend and hold harmless Seller and Majority Shareholder from and against any Loss incurred by any of them related to or arising out of the following: (a) the breach of any of the warranties, representations, covenants or agreements of Purchaser in the Purchaser Agreements; (b) any Acquired Asset or Assumed Liability; (c) licenses, permits or governmental authorizations that should have been obtained by Seller with respect to the Business or Seller's asset for any period prior the Effective Time but were not duly obtained; (d) the Employee Plans; and (e) any warranty or guaranty now in effect issued by Seller prior the Effective Time or outstanding with respect to the products sold or services rendered by Seller prior the Effective Time.

         19.4 PROCEDURES FOR INDEMNIFICATION. "INDEMNITOR" shall mean the party against whom indemnity is sought, and "INDEMNITEE" shall mean the party seeking indemnification.

                 (a) A claim for indemnification hereunder ("INDEMNIFICATION CLAIM") shall be made by Indemnitee by delivery of a written declaration to Indemnitor requesting indemnification and specifying the basis on which indemnification is sought and the amount of asserted Losses and, in the case of a Third Party Claim (as defined in Section 19.5 hereof), containing such other information as Indemnitee shall have concerning such Third Party Claim.

                 (b) If the Indemnification Claim involves a Third Party Claim the procedures set forth in Section 19.5 hereof shall be observed by Indemnitee and Indemnitor.

                 (c) If the Indemnification Claim involves a matter other than a Third Party Claim, the Indemnitor shall have ten (10) days to object to such Indemnification Claim by delivery of a written notice of such objection to Indemnitee specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute acceptance of the Indemnification Claim by the Indemnitor and the Indemnification Claim shall be paid in accordance with Section 19.4(d). If any objection is timely interposed by the Indemnitor and the dispute is not resolved within fifteen (15) days from the date Indemnitee receives such objection, such dispute will be resolved as provided in Section 21.13 of this Agreement.

                 (d)      Upon determination of the amount of an
Indemnification Claim, whether by agreement between Indemnitor and Indemnitee, by an arbitration award or otherwise, Indemnitor shall pay the amount of such Indemnification Claim within ten (10) days of the date such amount is determined.

         19.5    DEFENSE OF THIRD PARTY CLAIMS.

                 (a) Should any claim be made, or suit or proceeding (including, without limitation, a binding arbitration or an audit by any taxing authority) be instituted against Indemnitee which, if prosecuted successfully, would be a matter for which Indemnitee is entitled to indemnification under this Agreement (a "THIRD PARTY CLAIM"), the obligations and liabilities of the parties with respect to such Third Party Claim shall be subject to the following terms and conditions.

                 (b) Within a reasonable time (i.e., such time as will not prejudice the contest, defense, litigation, or settlement of a Third Party Claim) following the receipt of notice of a Third Party Claim, the party receiving the notice of the Third Party Claim shall (i) notify the other party of its existence setting forth in writing and with reasonable specificity the facts and circumstances of which such party has received notice, and (ii) if the party giving such notice is an Indemnitee, specifying in writing the basis hereunder upon which the Indemnitee's claim for indemnification is asserted and tendering defense of the Third Party Claim to Indemnitor. If the defense of a Third Party Claim is so tendered and within fifteen (15) days thereafter such tender is accepted without qualification by the Indemnitor as evidenced by written notice to Indemnitee, then, except as hereinafter provided, the Indemnitee shall not, and the Indemnitor shall, have the right to contest, defend, litigate and settle such Third Party Claim. The Indemnitee shall have the right to be represented by counsel at its own expense in any such contest, defense, litigation or settlement conducted by the Indemnitor, provided that the Indemnitee shall be entitled to reimbursement therefor if the Indemnitor shall lose its right to contest, defend, litigation and settle the Third Party Claim as herein provided. The Indemnitor shall lose its right to contest, defend, litigate and settle the Third Party Claim if it shall fail to diligently contest the Third Party claim (except in connection with a settlement thereof in accordance with the terms hereof). So long as the Indemnitor has not lost its right to defend, contest, litigate and settle as herein provided, the Indemnitor shall have the exclusive right to contest, defend and litigate the Third Party Claim and shall have the exclusive right, in its discretion exercised in good faith, and with the advice of counsel, to settle any such matter, either before or after the initiation of litigation, at such time and upon such terms as it deems fair and reasonable, provided that at least ten (10) days prior to any such settlement, written notice of its intention to settle shall be given to the Indemnitee. All expenses (including without limitation attorneys' fees) incurred by the Indemnitor in connection with the foregoing shall be paid by the Indemnitor. No failure by an Indemnitor to acknowledge in writing its indemnification obligations under this
Section 19 shall relieve it of such obligations to the extent they exist. If an Indemnitee is entitled to indemnification against a Third Party Claim, and the Indemnitor fails to accept or assume the defense of a Third Party claim pursuant to clause (i) or clause (ii) of this Section 19.5(a), or if, in accordance with the foregoing, the Indemnitor shall lose its right to contest, defend, litigate and settle such a Third Party Claim, the Indemnitee shall have the right, without prejudice to its right of indemnification hereunder, in its discretion exercised in good faith, and upon the advice of counsel, to contest, defend and litigate such Third Party Claim, and may, in its discretion exercised in good faith, and with the advice of counsel, settle such Third Party Claim, either before or after the initiation of litigation, at such time and upon such terms as it deems fair and reasonable, provided that at least ten
(10) days prior to any such settlement, written notice of its intention to settle is given to the Indemnitor.

         19.6    LIMITATIONS.

                 (a) All notices of Loss must be delivered to the Indemnitor prior to expiration of the applicable periods for the warranties and representations as set forth in Section 16 hereof.

                 (b) Notwithstanding anything to the contrary herein, except for the obligations (the "EXEMPT INDEMNIFICATION OBLIGATIONS") under
Section 19.2 with respect to Excluded Liabilities and breaches of the representations and warranties contained in Sections 8.6, 8.7(b), 8.17, Seller and Majority

Shareholder, as an Indemnitor, shall not have any obligation until the aggregate of all Losses payable by the Indemnitor to the Indemnitee exceeds $25,000 (the "FLOOR"). Upon the aggregate of all Losses payable by Seller and Majority Shareholder (except the Exempt Indemnification Obligations) as Indemnitor exceeding the Floor, Seller and Majority Shareholder shall be liable to the Indemnitee on a dollar-for-dollar basis, for the amount above the Floor.

                 (c) With respect to Losses payable by Seller and Majority Shareholder in respect of Exempt Indemnification Obligations, Seller and Majority Shareholder shall be liable for all such Losses from the first dollar in any event. With respect to Losses payable by Purchaser pursuant to Section
19.3 (including without limitation with respect to Purchaser's obligations under Section 6.3), all such Losses shall be payable from the first dollar.

                 (d) The payment of any Loss hereunder shall constitute an additional adjustment to the purchase price under Section 5.

                 (e) A Purchaser's Shares Adjustment Claim shall not be an Indemnification Claim and shall not be subject to the Floor.

                 (f)      Notwithstanding anything to the contrary in this
Section 19, the rights and obligations of the parties with respect to indemnification for any and all Taxes shall be determined under Section 24.

20.      TRANSACTION EXPENSES.

         20.1 BROKERS. Purchaser, Seller and Majority Shareholder each represent and warrant to the other that no broker or finder has acted for it or them in connection with this Agreement.

         20.2 EXPENSES. Except as provided in Sections 3.3 and 17, all expenses incurred by the parties in connection with or related to the authorization, preparation, negotiation and consummation of this Agreement and the agreements, documents or instruments contemplated hereby shall be borne solely by the party which has incurred the same.

21.      MISCELLANEOUS.

         21.1 ACCOUNTING RECORDS. From and after the Effective Time, Seller and the Majority Shareholder and their representatives shall have reasonable access to all of the Books and Records for the period prior to the Effective Time, but only to the extent that such access may reasonably be required by such persons in connection with matters relating to or affected by the operations of Seller prior to the Effective Time. Such access shall be afforded by Purchaser upon receipt of reasonable advance notice and during normal business hours. Seller and Majority Shareholder shall be solely responsible for any costs or expenses incurred by them pursuant to this Section, including with respect to Purchaser, all reimbursable out-of-pocket costs.

         21.2 NOTICE. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given and received (a) on the date of delivery when delivered by hand or when transmitted by confirmed simultaneous telecopy, (b) on the following business day when sent by receipted overnight courier, or (c) three (3) business days after deposit in the United States Mail when mailed by registered or certified mail, return receipt requested, first class postage prepaid, as follows:

                 (a)      If to Seller or Majority Shareholder to:

                          Ultimate Prospecting Services, Inc.
                          201 Boston Post Road West
                          Marlboro, MA  01752
                          Attn:  John M. Miller
                          Fax: (508) 481-9309

                          With a copy to:
                          Ellen Burkhardt, Esq.
                          c/o Dane & Howe
                          45 School Street
                          Boston, MA  02108-3204
                          Fax: (617) 523-3362

                 (b)  If to Purchaser to:

                          The Reynolds and Reynolds Company
                          800 Germantown Street
                          Dayton, Ohio  45407
                          ATTN: Mark Brown
                          Fax: (513) 443-2972

                          With a copy to:

                          The Reynolds and Reynolds Company
                          Karen J. Blackwell, Esq.
                          800 Germantown Street
                          Dayton, Ohio  45407
                          Fax: (513) 443-2094

Any party may change the address to which notices are to be sent to it by giving written notice of such change of address to the other parties in the manner above provided for giving notice.

         21.3 ASSIGNMENT; BINDING EFFECT. This Agreement may not be assigned by any of the parties hereto without the prior written consent of the other parties hereto. This Agreement shall be binding upon the parties hereto and their respective permitted successors, assigns and transferees.

         21.4 HEADINGS; EXHIBITS AND SCHEDULES. The Section, Subsection and other headings in this Agreement are inserted solely as a matter of convenience and for reference, and are not a part of this Agreement. The Exhibits and Schedules attached hereto are a material part of this Agreement and are incorporated herein by this reference.

         21.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one counterpart has been signed by each party and delivered to the other party hereto.

         21.6 INTEGRATION OF AGREEMENT. This Agreement supersedes all prior agreements, oral and written, between the parties hereto with respect to the subject matter hereunder. Neither this Agreement, nor any provision hereof, may be changed, waived, discharged, supplemented or terminated orally, but only by an agreement in writing signed by the party against which the enforcement of such change, waiver, discharge or termination is sought.

         21.7     TIME OF ESSENCE.  Time is of the essence in this Agreement.

         21.8 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

         21.9 DISCLOSURE. Purchaser, Seller and Majority Shareholder each agree not to issue any press release or make any public announcement or other disclosure to competitors, customers, employees or any other person (except to employees and agents on a need-to-know basis in order to complete transactions and who agree to bound hereby) concerning this Agreement except as required by law or with the advance written approval of the other party, which approval shall not be unreasonably withheld.

         21.10 PARTIAL ILLEGALITY OR UNENFORCEABILITY. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be illegal or unenforceable in any respect, such illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

         21.11 RIGHT TO PROCEED. If any of the conditions specified in Section 11 hereof have not been satisfied (provided that such conditions are specified in the certificate delivered by Seller at Closing), Purchaser shall have the right to proceed with the transactions contemplated hereby, but Purchaser shall be deemed to have waived its rights hereunder with respect to such failed conditions. If any of the conditions specified in Section 12 hereof have not been satisfied (provided that such conditions are specified in a certificate delivered by Purchaser at Closing), Seller and Majority Shareholder shall have the right to proceed with the transactions contemplated hereby, but Seller and Majority Shareholder shall be deemed to have waived their rights hereunder with respect to such failed conditions.

         21.12 EFFECT OF INVESTIGATION. Any inspection, preparation or compilation of information or Exhibits or audit of the inventories, properties, financial condition or other matters relating to the Seller, the Acquired Assets, the Assumed Liabilities or the Business conducted by or on behalf of Purchaser pursuant to this Agreement shall in no way limit, affect or impair the ability of Purchaser to rely upon the representations, warranties, covenants and agreements of Seller and Majority Shareholder set forth herein.

         21.13 ARBITRATION.

                 (a) Any controversy, dispute or claim arising out of or relating to this Agreement shall be submitted to arbitration in accordance with the commercial rules of the American Arbitration Association ("AAA"), by which each party will be bound.

                 (b) If the parties have not agreed during their negotiations on a single arbitrator to whom the controversy, dispute or claim will be submitted, either party may select an arbitrator and send written notice to the other party of the selection. The party receiving such notice will have 10 days from the date such party receives such notice of such selection to select a second arbitrator and send notice of such to the party who selected the first arbitrator. Failure to select the second arbitrator and to send timely notice, as provided above, empowers the arbitrator first selected to resolve the controversy. If both arbitrators have been duly named, they will as soon as is reasonably practicable (but within 30 days from the date the latter of the two arbitrators is named) name a third arbitrator who shall not be from the Dayton, Ohio or Boston, Massachusetts metropolitan areas. The provisions of the Federal Rules of Civil Procedure which provide for discovery shall be applicable to any such arbitration. The parties agree that such discovery must be completed within six (6) months after the claim has been filed with the AAA and service on the other party effected.

                 (c) Any arbitration proceedings will be conducted in Pittsburgh, Pennsylvania, unless the parties otherwise agree.

                 (d) The parties agree to be bound by the decision of the arbitrator and the decision thereof to be entered into any appropriate court or other jurisdiction. Unless otherwise provided in this Agreement, the prevailing party in the arbitration shall be promptly reimbursed for its reasonable costs and fees (including attorneys' fees) incurred in connection with the arbitration and shall not be responsible for the costs of arbitration.

         21.14 "KNOWLEDGE."          For purposes of this Agreement, "to the
best of ________'s knowledge" or "to ______________'s knowledge" shall mean the actual knowledge of the subject party; provided, further, that each person which is not a natural person shall be charged with the actual knowledge of its directors and officers.

         21.15 "PERSON." The term "person" shall be broadly interpreted to include, without limitation, any corporation, partnership, association, limited liability company, other association, trust or individual.

         21.16 "BEST EFFORTS." The use of the term "best efforts" herein shall in no event require any party to (a) expend funds which are not commercially reasonable in relation to the transactions contemplated hereby or (b) take, or cause to be taken, any action which would have a material adverse effect with respect to it.

         21.17 "INCLUDING." Whenever the term "including" is used in this Agreement, it shall mean "including, without limitation," (whether or not such language is specifically set forth) and shall not be deemed to limit the range of possibilities of those items specifically enumerated.

         21.18 SINGULAR OR PLURAL. All defined terms used herein shall have the same meaning, whether used in the singular or plural form, unless the context clearly requires otherwise.

         21.19 BANK OF BOSTON. This Section 21.19 is added for purposes of amplification. Pursuant to Section 3.2 and as effected by certain written documents entered into with, by or for the benefit of The First National Bank of Boston (the "BANK") as of March 29, 1995, Purchaser will assume Seller's obligations under two term loans and a line of credit loan with the Bank. The purpose of this Section is to confirm that Purchaser's obligations under
Section 19.3 with respect to Assumed Liabilities specifically includes such loans as well as the consequences of any technical default thereunder arising from the assumption of such loans by Purchaser as contemplated by this Agreement.

22. SELLER'S OBLIGATIONS. Majority Shareholder hereby guarantees the prompt performance by Seller of its obligations under this Agreement. This guaranty is one of payment, not collection. Upon the dissolution and liquidation of Seller, Majority Shareholder shall automatically and without further action assume all obligations of the Seller hereunder and shall receive all rights and benefits of Seller hereunder; provided, however, that Section 23 shall not apply to the Majority Shareholder and he shall be subject to the corresponding provisions of his Employment Agreement.

23.      COVENANT NOT TO COMPETE.

         23.1 COVENANT NOT TO COMPETE. Seller covenants and agrees that, prior to the first anniversary of the Effective Time (or, if for any reason Seller has not dissolved and completely liquidated by such first anniversary, such period shall be extended to the fifth (5th) anniversary of the Effective
Time), Seller shall not, either directly or indirectly, compete with the Purchaser in the Subject Business in the United States.

         23.2    DEFINITIONS.  The following definitions shall apply to this
            Section 23:

                 (a) "COMPETE" shall mean: (i) calling on, soliciting or accepting as a client or customer, any person that is presently or was a client or customer of the Business during the twelve (12) month period prior to the date of this Agreement; or (ii) entering into, or attempting to enter into, the Subject Business, either alone or in conjunction with any person.

                 (b) "DIRECT OR INDIRECT" competition shall include (i) acting (directly through Seller or indirectly through its employees, agents or contractors), with respect to the Subject Business, as an agent, representative, consultant, officer, director, independent contractor or employee of any person that is competing with the Purchaser in the Subject Business or competing on Seller's own behalf with Purchaser in the Subject Business, or (ii) participating in any such competing person as an owner, partner, limited partner, joint venturer, creditor, stockholder, or member. "Direct" or "indirect" competition shall not include the ownership of voting securities or other equity interest representing less than 5% (collectively among Seller, Majority Shareholders, and their Affiliates) of the voting power of an entity.

                 (c) "SUBJECT BUSINESS" shall mean those businesses in which Purchaser is engaged (including the Business) as of the date of this Agreement with respect to or as a service for any person engaged in the manufacture, sale, service, repair, rental, lease or other transfer of automobiles, trucks, motorcycles or farm implements of any kind or parts of any of the foregoing or the after-market for parts for any of the foregoing.

         23.3 EQUITABLE RELIEF. Seller agrees that the duration, geographical scope and subject matter of this Section 23 are reasonable in light of all of the facts and circumstances.

         23.4 SEVERABILITY. If any court of competent jurisdiction shall determine that any provision of this Section 23 is invalid or unenforceable, such determination shall not affect the other provisions of this Agreement (including Section 23). The invalid or unenforceable provision shall be modified to the minimum degree necessary to make such provision valid and enforceable, and this Agreement shall thereafter be enforced to the fullest extent possible.


24.      TAX INDEMNIFICATION.

         24.1 INDEMNIFICATION BY SELLER AND MAJORITY SHAREHOLDER. Seller and Majority Shareholder joint and severally agree to indemnify, defend, and hold harmless Purchaser and its successors and assigns from and against: (a) any and all Taxes and Tax Losses (as defined in Section 24.6) that are Excluded Liabilities or that arise out of the breach of any representation or warranty,set forth in Section 8.6 or any covenant set forth in Section 10.9 or
Section 13.2, and (b) any and all Taxes imposed on Seller for all taxable periods or portions thereof ending on or before the Closing Date (except those Taxes which are Assumed Liabilities and those sales, transfer and similar Taxes described in Section 5.4) and all related Tax Losses incurred by Purchaser; PROVIDED, HOWEVER, that the Taxes and Tax Losses described in this Section 24.1 shall not include the Taxes and Tax Losses described in section 24.2 to the extent that Purchaser is obligated to indemnify Seller and/or Majority Shareholder under Section 24.2 for such Taxes and Tax Losses, and nothing in this Section 24.1 shall reduce, limit, or otherwise affect Purchaser's obligation to indemnify Seller and/or Majority Shareholder pursuant to Section 24.2.

         24.2 INDEMNIFICATION BY PURCHASER. Purchaser agrees to indemnify, defend, and hold harmless Seller and its successors and assigns from and against:

                 (a) any and all sales, use, and similar transfer Taxes and Tax Losses imposed in connection with any of the transactions contemplated by this Agreement;

                 (b) any and all Taxes and Tax Losses imposed on the Seller (and any liability for such Taxes imposed on Majority Shareholder by reason of it being the transferee or successor of Seller, including any Tax Losses incurred by the Majority Shareholder with respect to such Taxes) arising out of the inaccuracy or breach of any of the Purchaser's representations, warranties and covenants contained in Section 9.4(b), (c), (g), (h) or (i) or
Section 13.2 of this Agreement if a court of competent jurisdiction determines that Purchaser's acquisition of the Acquired Assets does not qualify as a reorganization under Section 368(a) of the Code solely by reason of Purchaser's breach of any of such representations, warranties or covenants; and

                 (c) any and all Taxes and Tax Losses imposed on the Seller (and any liability for such loss imposed on the Majority Shareholder by reason of it being the transferee or successor of Seller, including any Tax Losses incurred by the Majority Shareholder with respect to such Taxes) up to an amount equal to the Disqualification Tax Benefits if a court of competent jurisdiction determines that Purchaser's acquisition of the Acquired Assets does not qualify as a reorganization under Section 368(a) of the Code except by reason of Seller's and Majority Shareholder's breach of representations, warranties and covenants contained in Sections 8.6(f), 10.9 or 13.2.

         24.3 CALCULATION OF INDEMNITY PAYMENT. Notwithstanding anything to the contrary herein, the amount of any indemnification payable under this
Section 24 shall be calculated as follows:

                 (a)      In the case of an indemnity payable under Section
24.1 and 24.2(a), the amount of any indemnification payment shall be an amount which is equal to the sum of (i) the applicable Tax imposed and (ii) the Tax Losses associated with such Tax.

                 (b) In the case of an indemnity payable under Section 24.2(b), the amount of any indemnification payment shall be equal to the Tax Loss plus the excess of (i) the Tax imposed on Seller and Majority Shareholder, over (ii) the Tax that would have been imposed if the Majority Shareholder had sold all of his shares in the Seller to Purchaser in a taxable transaction.

                 (c) In the case of an indemnity payable under Section 24.2(c), the amount of the indemnification payment shall be an amount which is equal to the sum of (i) the applicable Tax imposed and (ii) the Tax Losses associated with such Tax; PROVIDED, HOWEVER, that such amount shall not exceed an amount equal to the Disqualification Tax Benefits.

         24.4    TAX CONTESTS.

                 (a) After the closing, Purchaser shall notify Majority Shareholder, and Majority Shareholder shall notify Purchaser, as the case may be, in writing of any written notice of a proposed assessment of Tax or claim for Tax raised in an audit or administrative or judicial proceeding that, if determined adversely to the taxpayer, would be grounds for indemnification under this Section 24. Any failure of one party to give timely notice to the other pursuant to this Section 24.3 shall preclude any claim for indemnification for such Tax if such failure materially prejudices such other.

                 (b) In the event of a proposed assessment of Tax described in Section 24.1, Seller or Majority Shareholder shall have the sole right to participate in and control the audit or other proceeding for the determination of such Tax.

                 (c) In the event of a proposed assessment of Tax described in Section 24.2(a) or (b), Seller and Majority Shareholder shall have the right to participate in and control the audit or proceeding for the determination of such Tax. Purchaser shall have the right, at its expense, to participate in such audit or proceeding, but shall not have any right to control all or any portion of such audit or proceeding. Notwithstanding any of the foregoing, Seller and Majority Shareholder shall not settle, compromise or abandon without Purchaser's prior written consent any claim for Tax described in Section 24.2(a) or (b).

                 (d) In the event of a proposed assessment of Tax described in Section 24.2(c), Seller and Majority Shareholder shall have the right to participate in and the sole right to control the audit or proceeding for the determination of such Tax. Purchaser shall have the right, at its expense, to participate in such audit or proceeding, but shall not have any right to control all or any portion of such audit or proceeding. Notwithstanding any of the foregoing, Seller and Majority Shareholder shall not settle, compromise or abandon without Purchaser's prior written consent any claim for Tax described in Section 24.2(c).

                 (e) Seller, Majority Shareholder and Purchaser agree to cooperate in the defense against or the compromise of a proposed assessment of Tax described in Section 24.1 or Section 24.2.

         24.5 TIME OF PAYMENT. Payment of any Tax or any Tax Losses for which a party is entitled to indemnification under Section 24.1 or Section 24.2 shall be made on or before the later to occur of (a) five (5) business days following an agreement between Majority Shareholder and the Purchaser that one party is obligated to indemnify the other for such Tax, and (b) five (5) business days before the due date of or the payment of such Tax to the relevant taxing authority.

         24.6 DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

                 (a)      "DISQUALIFICATION TAX BENEFITS" means $215,000.

                 (b) "TAX" or "TAXES" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to the tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority including, without limitation, taxes or other charges on or with respect to income and franchises, property, sales, use, employment, social security and withholding.

                 (c) "TAX LOSS" means all costs and expenses (including reasonable attorneys' fees) directly incurred with respect to any Taxes for which a party is entitled to indemnification under Sections 24.1 and 24.2.

         24.7 FLOOR. Claims for indemnification pursuant to this Section 24 shall not be subject to the Floor and shall be payable from the first dollar.

         The parties have executed this Agreement as of this 29th day of March, 1995.

                                        ULTIMATE PROSPECTING SERVICES, INC.


                                        BY John M. Miller
                                           -------------------------------
                                        TITLE: President
                                              ----------------------------

                                        THE REYNOLDS AND REYNOLDS COMPANY


                                        BY Mark S. Brown
                                           -------------------------------
                                        TITLE: V. P. Marketing
                                              ----------------------------

                                               /s/ John M. Miller
                                        ---------------------------------
                                                   JOHN M. MILLER



648000\754DMV4.ACQ
3-29-95-1